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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Michaels Stores, Inc. for the registration of shares of its common stock pertaining to the Michaels Stores, Inc. 1997 Stock Option Plan, and to the incorporation by reference therein of our report dated March 8, 2000, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 2000, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                           ----------------------------------
                                           Ernst & Young LLP

Dallas, Texas
June 8, 2000